UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2023

Brownie’s Marine Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 24, 2023, Christopher Constable submitted his resignation as Chief Executive Officer of Brownie’s Marine Group, Inc., a Florida corporation (the “Company”) effective July 7, 2023. Mr. Constable will remain a member of the Company’s Board of Directors and in a consulting capacity until further notice. Mr. Constable’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Robert Carmichael, the Company’s Chairman, President and Chief Financial Officer, will assume the role of Chief Executive Officer on July 7, 2023. Since April 2004, Mr. Carmichael has served as Chairman and President, and from April 2004 until November 2020, as Chief Executive Officer. Mr. Carmichael has served as Chief Financial Officer since 2017 and a director since 2005.

Part II, Item 13, of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2023, describes various related transactions and relationships between the Company and Mr. Carmichael.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: June 29, 2023	By:	/s/ Robert Carmichael
Robert Carmichael, Chairman, President and Chief Financial Officer